UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 8, 2012

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528

(Address of principal executive offices, including zip code)

(914) 630-7431

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF SECURITIES

On October 26, 2012, MGT Capital Investments, Inc. (the “Company”) disclosed on a current report on Form 8-K filed on such date that it had entered into a subscription agreement (the “Agreement”) with the investors signatory thereto (the “Investors”) on October 22, 2012.

Pursuant to the Agreement, the Investors agreed to purchase (the “Offering”) 1,380,362 units, at $3.26 per unit, each unit consisting of one share of 6% Series A Cumulative Convertible Preferred Stock (the “Preferred Shares”) convertible into one share of common stock of the Company (the “Common Stock”) and a five-year warrant (the “Warrant”) to purchase up to such number of shares of Common Stock as shall be equal to 200% of the number of shares of Common Stock the Preferred Shares are convertible into that such Investor purchased in the offering at a per share exercise price of $3.85.

The offering and issuance of the Preferred Shares closed on November 2, 2012.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 8, 2012

MGT Capital Investments, Inc.

By:	/s/ Robert B. Ladd
Name:	Robert B. Ladd
Title:	President and Chief Executive Officer